CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of INRAD, Inc. of our report dated March 15, 1996, which appears on page F-3 of this Annual Report on Form 10-K of INRAD, Inc. for the year ended December 31, 1996.


PRICE WATERHOUSE LLP
Morristown, New Jersey
March 21, 1997